GRANDVIEW INVESTMENT TRUST

Amendment to the Declaration of Trust


      The undersigned being a majority of the Trustees of GrandView Investment Trust (the "Trust"), a Massachusetts business trust, acting pursuant to
Section 9.3(e) of the Declaration of Trust, dated February 6, 1995 (the "Declaration"), of the Trust, hereby certify that the Trustees of the Trust have duly adopted the following amendment to the Declaration.


VOTED:That Section 11.7 of Article XI of the Declaration be, and it hereby is, amended in its entirety to read as follows:

               Section 11.7. Principal Office and Registered Agent. The name of the registered agent of the Trust is Corporation Service Company at 84 State Street, Boston, Massachusetts 02109. The principal office of the Trust is 105 North Washington Street, Rocky Mount, North Carolina 27802. The Trustees may, without the approval of Shareholders, change the registered agent of the Trust and the principal office of the Trust.



   IN WITNESS WHEREOF, the undersigned have executed this amendment to the Declaration as of the 8th day of November, 1995.



                                 Winsor H. Aylesworth
                                 Winsor H. Aylesworth
                                 as Trustee
                                 and not individually



                                 Arthur Collins
                                 Arthur Collins
                                 as Trustee
                                 and not individually


                                 Richard W. Jagolta
                                 Richard W. Jagolta
                                 as Trustee
                                 and not individually



                                 Raymond H. Weaving
                                 as Trustee
                                 and not individually


   This amendment to the Declaration is not made by the Trustees of the Trust individually, but as Trustees under the Declaration, and the obligations under this amendment to the Declaration are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the trust estate.